EXHIBIT 99.3

                                ESCROW AGREEMENT

         ESCROW AGREEMENT (the "Agreement") dated as of this _____ day of November, 1998 by and between CATHETER TECHNOLOGY GROUP, INC., a Delaware corporation (the "Corporation"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a financial institution chartered under the laws of the State of New York (the "Escrow Agent").

                              W I T N E S S E T H:

         WHEREAS, the Corporation is offering (the "Offering") a minimum of 390,245 shares (the "Minimum Offering") and a maximum of 650,000 shares (the "Maximum Offering") of the Corporation's common stock, par value $.10 per share (the "Shares"), pursuant to the Corporation's Registration Statement on Form SB-2, File No. 333-65737 (the "Registration Statement"); and

         WHEREAS, the Registration Statement provides that:

         (a) The Offering will commence immediately upon the effectiveness of the Corporation's Prospectus forming a part of the Registration Statement (the "Prospectus") and will continue until _________, 1998 (30 days from the date of the Prospectus), unless extended by the Corporation for an additional period of 30 days from such date (the "Offering Period");

         (b) Once the Minimum Offering has been sold, the Corporation will conduct a closing (the "First Closing") on the sale of the Shares comprising the Minimum Offering. The Corporation will hold a subsequent closing at such time as subscriptions for up to the Maximum Offering have been accepted by the Corporation until the expiration of the Offering Period (the "Subsequent Closing");

         (c) Tendered subscriptions for all of the Shares shall be subject to acceptance by the Corporation, which subscriptions may be rejected by the Corporation in its sole discretion; and

         (d) Proceeds from the sale of the Shares shall be held in escrow by the Escrow Agent pending the First Closing, and the Subsequent Closing thereafter, and will be disbursed to the Corporation upon such closing. If the First Closing or the Subsequent Closing is not conducted, then such funds shall be returned to the subscribers, without interest or deduction, to the extent obtained by the Corporation, after the termination of the Offering Period (the "Termination Date").

         NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:


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         1. APPOINTMENT OF ESCROW AGENT. The Corporation hereby appoints
American Stock Transfer & Trust Company, as escrow agent, in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

         2. DELIVERY OF SUBSCRIPTION PROCEEDS.

                  2.1 With respect to sales of Shares by the Corporation (or its officers and directors) during the Offering Period, all checks, drafts, or other instruments received from subscribers for the Shares will be delivered by the Corporation to the Escrow Agent, made payable to "American Stock Transfer & Trust Company, Escrow Agent for Catheter Technology Group, Inc." together with, as to each subscriber, his or her name, address, social security number or employer identification number, the number of Shares subscribed for, and the amount paid in connection with such subscription. The Escrow Agent is hereby empowered on behalf of the Corporation to endorse and collect all checks, drafts, or other instruments received on account of subscriptions for Shares.

                  2.2 With respect to sales of Shares by independent broker-dealers during the Offering Period, all monies received from subscribers for the Shares will be delivered by such broker-dealers to the Escrow Agent by wire transfer together with, as to each subscriber, his or her name, address, social security number or employer identification number, the number of Shares subscribed for, and the amount paid in connection with such subscription.

         3. ESCROW AGENT TO HOLD AND DISBURSE FUNDS. The Escrow Agent will hold and disburse all funds received by it pursuant to the terms of this Escrow Agreement, as follows:

                  3.1 All funds received by the Escrow Agent pursuant to the terms of this Escrow Agreement may be held in a bank money market account or invested in United States Government instruments (including the U.S.T. Master Government Fund).

                  3.2 In the event that prior to the Termination Date the Escrow Agent has received funds (and such funds are cleared within 10 days of the Termination Date) aggregating at least $2,390,250.625 from the sale of at least the Minimum Offering and all of the other Closing Conditions as defined and as set forth in the Prospectus section entitled "Plan of Distribution" have been satisfied, the Escrow Agent will, on the date of the First Closing, pursuant to written instructions signed by the Corporation certifying as to the satisfaction of said Closing Conditions, pay to the Corporation and/or to any other person designated in such instructions, the proceeds received by the Escrow Agent from the sale of such Shares. In the event of the Subsequent Closing, the Escrow Agent will, pursuant to written instructions signed by the Corporation, pay to the Corporation and/or to any other person designated in such instructions, the proceeds received by the Escrow Agent from the sale of shares from subscriptions for up to the Maximum Offering.

                  3.3 In the event that by the Termination Date the Escrow Agent has not received funds (and such funds are cleared within 10 days of the Termination Date) in the aggregate amount of at least $2,390,250.625 from the sale of at least the Minimum Offering, then the Escrow


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Agent shall, within 15 business days of the Termination Date, return to the subscribers for the Shares the respective amounts which such subscribers have paid, without interest.

         4. EXCULPATION AND INDEMNIFICATION OF ESCROW AGENT.

                  4.1 The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or enforce any obligation of any person to perform any act. The Escrow Agent shall be under no liability to the other party hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under such document. Except for amendment to this Agreement referred to below, and except for instructions given to the Escrow Agent by the Corporation relating to the escrow deposit under this Agreement, the Escrow Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

                  4.2 The Escrow Agent shall not be liable to the Corporation or to anyone else for action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith in the exercise of its own best judgment, except for actions or omissions arising from the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions but also as to the truth and acceptability of any information therein contained), which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivery to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent and affected, unless it shall give its prior written consent thereto.

                  4.3 The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable to the other party hereto or to anyone else in any respect on account of the identity, authorizing rights of the persons executing or delivering or purporting to execute or deliver any document or property or this Agreement. The Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent pursuant to the provisions hereof. The Escrow Agent shall not be liable to the Corporation or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder provided the Escrow Agent has complied with the provisions of Section 3.1 hereunder.


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                  4.4 The Escrow Agent shall have the right to assume, in the absence of written notice to the contrary from the proper person or persons, that a fact or an event by reason of which action would or might be taken by the Escrow Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, any action suffered by it to be taken or omitted, in good faith and in the exercise of its own judgment, in reliance upon such assumption.

                  4.5 To the extent that the Escrow Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any payment made hereunder, the Escrow Agent may pay such taxes. The Escrow Agent may withhold from any payment of monies held by it hereunder such amount as the Escrow Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 4.6.

                  4.6 The Escrow Agent will be indemnified and held harmless by the Corporation from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies, except for any such action, suit or other claim, which in any way, directly or indirectly, arises out of the Escrow Agent's gross negligence or willful misconduct. The Escrow Agent shall have a lien for the amount of any such expenses or loss on the monies and other property held by it hereunder and shall be entitled to reimburse itself from such monies or property for the amount of any such expense or loss. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against the Corporation, notify the Corporation thereof in writing, but the failure by the Escrow Agent to give such notice shall not relieve the Corporation from any liability which the Corporation may have to the Escrow Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Escrow Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, deem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 7.

                  4.7 For the purposes hereof, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent, and costs and expenses, including, but not limited to, reasonable counsel fees and disbursements paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.


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         5. TERMINATION OF AGREEMENT AND RESIGNATION OF ESCROW AGENT.

                  5.1 This Agreement shall terminate on the final disposition of the monies and property held in escrow hereunder, provided that the rights of the Escrow Agent and obligations of the other parties hereto under Section 4 and 7 shall survive the termination hereof.

                  5.2 The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the Corporation at least 10 days notice thereof. Simultaneous with its resignation, the Escrow Agent shall turn over to a successor escrow agent appointed by the Corporation all monies and property held hereunder (less such amount as the Escrow Agent is entitled to retain pursuant to Section 7) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new agent is so appointed within the 30-day period following such notice of resignation, the Escrow Agent may deposit the aforesaid monies and property with any court it deems appropriate.

         6. FORM OF PAYMENT BY ESCROW AGENT.

                  6.1 Any payments by the Escrow Agent to subscribers or to persons other than the Corporation pursuant to the terms of this Agreement shall be made by check, payable to in order of each respective subscriber or other person, or pursuant to wiring instructions supplied in writing to the Escrow Agent.

                  6.2 All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

         7. COMPENSATION OF ESCROW AGENT. For services rendered, the Escrow Agent shall receive as compensation all interest income earned on the funds received pursuant to this Agreement. The Escrow Agent shall also be entitled to reimbursement from the Corporation for all expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisory's and agents' fees and disbursements and all reasonable taxes or other governmental charges. It is anticipated that such disbursement shall not exceed $500 barring any unforeseen circumstances.

         8. NOTICES. All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by hand, by overnight courier, by facsimile transmission or by first-class mail, shall be deemed given when received and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.


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                 if to the Corporation:

                          Catheter Technology Group, Inc.
                          3 Commerce Boulevard
                          Palm Coast, Florida 32164
                          Attention:  Alan J. Rabin, CEO and President
                          Telephone number: (800) 227-7223
                          Fax number:  (904) 445-7226

                 with a copy to:

                          Greenberg Traurig, P.A.
                          111 North Orange Avenue, 20th Floor
                          Orlando, Florida 32801
                          Attention:  Randolph H. Fields, Esq.
                          Telephone number: (407) 420-1000
                          Fax number:  (407) 420-5909

                 if to the Escrow Agent:

                          American Stock Transfer & Trust Co.
                          40 Wall Street
                          New York, New York 10005
                          Attention: Michael Karfunkel
                          Telephone number: (212) 935-5100
                          Fax number:  (718) 236-2641

         9. FURTHER ASSURANCES. From time to time on and after the date hereof, the Corporation shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

         10. CONSENT TO SERVICE OF PROCESS. The Corporation hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made, certified or registered mail directed to the Corporation at its address for purposes of notices hereunder.


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         11. MISCELLANEOUS.

                  11.1 If for any reason the escrow deposit is not received by the Escrow Agent contemplated herein, the Corporation shall reimburse the Escrow Agent for all expenses, including reasonable counsel fees and disbursements, paid or incurred by it in making preparations for providing the services contemplated hereby, provided, however, that such sum does not exceed $100.00.

                  11.2 This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms "hereby," "hereof," "hereto," "hereunder" and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word "person" shall mean any natural person, partnership, corporation, government and any other from of business or legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they are used, may be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement. The rule of EJUSDEM GENERIS shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

                  11.3 This Agreement and the rights and obligations hereunder of the Corporation may be assigned by the Corporation only to a successor to the Corporation's entire business. This Agreement and the rights and obligations hereunder of the Escrow Agent may be assigned by the Escrow Agent only to a successor to its entire business. This Agreement shall be binding upon and inure to the benefit of each party's respective successors, heirs and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent and the Corporation. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 11.3) the respective successors, heirs and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

                  11.4 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not be or otherwise affect any of the terms hereof.

         12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as signatures.


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         IN WITNESS WHEREOF, the parties executed and delivered this Escrow
Agreement on the day and year first above written.

                                        AMERICAN STOCK TRANSFER & TRUST COMPANY



                                        By:
                                           -------------------------------------
                                        Name:
                                             -----------------------------------
                                        Title:
                                              ----------------------------------


                                        CATHETER TECHNOLOGY GROUP, INC.



                                        By:
                                           -------------------------------------
                                                 Alan J. Rabin, President



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